Exhibit 10.110

Amendment No. 2 to the Amended and Restated Asset Sale Agreement

This Amendment No. 2 (“Amendment No. 2”), dated as of the 23rd day of December 2009, to the Amended and Restated Asset Sale Agreement (the “Agreement”), dated as of November 24, 2009, by and among Nortel Networks Corporation, a corporation organized under the laws of Canada (“NNC”), Nortel Networks Limited, a corporation organized under the laws of Canada (“NNL”), Nortel Networks Inc., a corporation organized under the laws of Delaware (“NNI” and, together with NNC and NNL, the “Main Sellers”), and the other entities identified therein as Sellers, and Ciena Corporation, a corporation organized under the laws of Delaware (the “Purchaser”). Unless otherwise specified, capitalized terms used herein and not defined shall have the meaning set forth in the Agreement.

WHEREAS, pursuant to Section 5.15(b) of the Agreement, on or before the date that was five (5) Business Days after the date of the Auction, the Purchaser shall have notified the Sellers of those counterparties to Bundled Contracts with which the Purchaser elected to attempt to negotiate Alternative Arrangements directly with such counterparty to such Bundled Contract;

WHEREAS, the Sellers and the Purchaser agree that additional time is appropriate for the Purchaser to notify the Sellers of its intentions with respect to Alternative Arrangements;

WHEREAS, pursuant to the Agreement, among other things, the Main Sellers and the Purchaser have agreed in Section 5.28 of the Agreement to certain covenants in respect of Transition Services (as defined in Section 5.28 of the Sellers Disclosure Schedule) to be provided under the Transition Services Agreement;

WHEREAS, Section 5.28 of the Sellers Disclosure Schedule sets out certain milestones to be achieved by the TSA Sellers and the Purchaser in connection with the provision of such Transition Services;

WHEREAS, each of the TSA Sellers and the Purchaser mutually agree that additional time is appropriate before being required to automatically submit certain matters in respect of such Transition Services to the TSA Arbitrator pursuant to Section 5.28(m) of the Sellers Disclosure Schedule;

WHEREAS, pursuant to Section 7.1.1(a) of the Agreement, within thirty (30) days following the completion of the Auction, the Purchaser shall have notified the Sellers of the identity of the Indentified Employees;

WHEREAS, the Sellers and the Purchaser agree that additional time is appropriate for the Purchaser to identify the Identified Employees; and

WHEREAS, pursuant to Section 11.4 of the Agreement, the Parties desire to amend the Agreement and Section 5.28 of the Sellers Disclosure Schedule as set forth herein.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good, valuable and binding consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1.	In the second sentence of Section 5.15(b) of the Agreement, reference to “On or before the date that is five (5) Business Days after the date of the Auction” is hereby deleted and replaced with “On or before January 6, 2010” effective as of November 24, 2009.

2.	In the first sentence of Section 7.1.1(a) of the Agreement, reference to “Within thirty (30) days following the completion of the Auction” is hereby deleted and replaced with “On or before the close of business on January 15, 2010” effective as of November 24, 2009.

3.	In Section 5.28(m)(i) of the Sellers Disclosure Schedule, reference to “November 30, 2009” is hereby deleted and replaced with “December 31, 2009” effective as of November 24, 2009.

4.	In Section 5.28(m)(i) of the Sellers Disclosure Schedule, reference to “December 15, 2009” is hereby deleted and replaced with “January 6, 2010” effective as of November 24, 2009.

5.	In Section 5.28(m)(ii)(A) of the Sellers Disclosure Schedule, reference to “November 30, 2009” is hereby deleted and replaced with “December 31, 2009” effective as of November 24, 2009.

6.	In Section 5.28(m)(ii)(B) of the Sellers Disclosure Schedule, reference to “December 18, 2009” is hereby deleted and replaced with “January 6, 2010” effective as of November 24, 2009.

7.	In Annex B to Section 5.28 of the Sellers Disclosure Schedule, all references to “December 18, 2009” are hereby deleted and replaced with “January 6, 2010” effective as of November 24, 2009.

8.	In connection with, as a result of, or arising out of the failure of the Parties (or any Party) to meet any milestone that is updated pursuant to Sections 3 through 7 above prior to the execution of this Amendment No. 2 and the extension of such milestones, the Parties agree that (i) no liability will accrue to any Party; and (ii) if any liability has accrued to a Party (the “First Party”), each other Party hereby irrevocably waives any recourse and rights that would have otherwise been available to it against the First Party.

9.	This Amendment No. 2 shall not constitute a modification of any provision, term or condition of the Agreement or any other Transaction Document except solely to the extent and solely for the purposes described herein. Except to the extent that provisions of the Agreement are hereby expressly modified as set forth herein, the Agreement and the other Transaction Documents shall remain unchanged and in full force and effect.

10.	The recitals to this Amendment No. 2 form an integral part hereof.

11.	This Amendment No. 2 may be executed in multiple counterparts (including by facsimile or other electronic means), each of which shall constitute one and the same document.

12.	This Amendment No. 2 shall be binding upon the parties hereto and their respective successors and assigns.

13.	Any term or provision of this Amendment No. 2 that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

14.	This Amendment No. 2 shall be governed by and construed in all respects by the Laws of the State of New York without regard to the rules of conflict of laws of the State of New York or any other jurisdiction. Any Action arising out of or relating to this Amendment No. 2 shall be resolved in accordance with Section 11.6 of the Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have signed, or caused this Amendment No. 2 to be signed by their respective officers thereunto duly authorized, as of the date first written above.

NORTEL NETWORKS CORPORATION,
on its own behalf and on behalf of the Other Sellers listed in Section 11.15(a)(i) of the Sellers Disclosure Schedule

By:	/s/ Clarke Glaspell
Clarke Glaspell
Controller

By:	/s/ Grace McDonald
Grace McDonald
Assistant Secretary

NORTEL NETWORKS LIMITED, on its own behalf and on behalf of the Other Sellers listed in Section 11.15(a)(ii) of the Sellers Disclosure Schedule

By:	/s/ Clarke Glaspell
Clarke Glaspell
Controller

By:	/s/ Grace McDonald
Grace McDonald
Assistant Secretary

NORTEL NETWORKS INC., on its own behalf and on behalf of the Other Sellers listed in Section 11.15(a)(iii) of the Sellers Disclosure Schedule

By:	/s/ Clarke Glaspell
Clarke Glaspell
Vice-President Finance

Signature Page to Amendment No. 2

CIENA CORPORATION

By:	/s/ David M. Rothenstein
Name: David M. Rothenstein
Title: Senior Vice President & General Counsel

Signature Page to Amendment No. 2